AXP Special Tax-Exempt Series, Inc.
File No. 33-5102/811-4647

Exhibit (h)(6):     Transfer Agency Agreement, dated March 9, 2000.

Exhibit (i):        Opinion and Consent of Counsel, dated June 19, 2000.

Exhibit (j):        Independent Auditors' Consent, dated June 19, 2000.

Exhibit (q)(1):     Directors' Power of Attorney, dated Jan. 13, 2000.

Exhibit (q)(2):     Officers' Power of Attorney, dated Jan. 13, 2000.